SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                      Form 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 24, 1999

                                     Photronics, Inc.
                (Exact name of registrant as specified in its charter)




    Connecticut                       0-15451                      06-0854886
(State or other                    (Commission                  (IRS Employer
jurisdiction                       File Number)            Identification No.)
of Incorporation)





  1061 East Indiantown Road, Jupiter, FL                             33477
 (Address of principal executive offices)                         (Zip Code)


     Registrant's telephone number, including area code:   (561) 745-1222






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         (Former name or former address, if changed since last report.)

Item 5.   Other Events

    On October 1, 1999, Photronics, Inc. (Photronics) and Align-Rite International, Inc.(Align-Rite) filed with the Federal Trade Commission and the Department of Justice their respective notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act relating to the proposed merger of Photronics and Align-Rite. On October 28, 1999, Photronics withdrew and subsequently refiled its notification and report form in order to provide the Department of Justice an additional thirty days to conduct its preliminary review of the proposed transaction.

     On November 24, 1999, Photronics and Align-Rite received a request for additional information from the Department of Justice. The receipt of the request tolls the thirty-day waiting period for the proposed transaction pending submission of the requested additional information. The Department of Justice must approve or disapprove of the proposed transaction no later than twenty days after it deems the responses to the request submitted by the parties to be complete.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             PHOTRONICS, INC.



                                             /s/ Jeffrey P. Moonan
November 29, 1999                            By: Jeffrey P. Moonan
                                             Title: Executive VP Finance
                                                    & Administration